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                                                                      Exhibit 99
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                           Excerpt From News Release
                           -------------------------

For further information call:
Corporate Communications Department 218-739-8253
MN:  800-492-4944 SD & ND: 800-346-4920           For release: January 27, 1997
After hours:  Tom Hintgen 218-736-3863            Financial media
Lee Krogh 218-736-7601


                 Otter Tail Power Company increases dividend,
            announces 1996 results, adopts shareholder rights plan


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     At the same meeting Otter Tail's directors adopted a shareholder rights plan that provides protection against hostile takeovers and market activities that could result in a sale of the company.

     Under the plan the company has declared a dividend of one right for each
common share outstanding on February 7, 1997.   Each right will entitle a
shareholder to buy 1/100 of a share of the company's newly created Series A
Junior Participating Preferred Stock at an exercise price of $70.   The rights
will become exercisable in the event that a person or group acquires, or makes a tender offer for, 15 percent or more of the company's common shares, subject to certain exceptions. Otter Tail's board of directors retains the right to approve a sale of the company or to redeem the rights under certain circumstances.



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